Jaspers + Hall, PC

9175 East Kenyon Avenue, Suite 100

Denver, Colorado 80237

(303) 796-0099

March 27, 2008

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, DC 20549

RE: Probe Manufacturing, Inc. – 10-K

Dear Sir/Madame:

We hereby consent to the incorporation by reference in this report on Form 10-K of our report dated March 25, 2008 on our audits of the financial statements of Probe Manufacturing, Inc.’s for the years ended December 31, 2007 and 2006, and to all references to our firm included in this report on Form 10-K.

Sincerely,

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC

Denver, Colorado